Exhibit 10.190

THIRD AMENDMENT TO AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on March 23, 2005 and adopted by the shareholders of DTAG on May 20, 2005, as amended by (i) First Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by DTAG on February 1, 2006, and (ii) Second Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by DTAG on February 1, 2007 (collectively, the “Plan”), is hereby amended as follows on March 11, 2008, subject to stockholder approval as provided below:

1.         By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 660,000 Common Shares, plus (i) any Common Shares that remained available for issuance or transfer under the Original Plan, (ii) any Common Shares that remained available for issuance or transfer under the Plan, and (iii) any shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under this Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

This Third Amendment (the “Third Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on March 11, 2008. This Third Amendment shall become effective and operative if, and only if, (a) a majority of the votes cast at the Annual Meeting of Stockholders of DTAG to be held on May 15, 2008 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after March 11, 2008 are in favor of this Third Amendment, and (b) the total number of votes actually cast on this Third Amendment represent more than 50% in interest of all stockholders entitled to vote on this Third Amendment. A failure to obtain such a vote within such time shall make all provisions of this Third Amendment null and void from inception.

1